Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Inari Medical, Inc.

Irvine, California

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-238735) of Inari Medical, Inc. of our report dated March 9, 2021, relating to the consolidated financial statements, which appears in this Form 10-K.

/s/ BDO USA, LLP

Costa Mesa, California

March 9, 2021